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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT AUDITOR





We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 27, 2000, relating to the consolidated financial statements of GraphOn Corporation appearing in the Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP


BDO Seidman, LLP
San Jose, California
December 4, 2000